SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HOUSE FLY RENTALS, INC.**, did on April 19, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 19, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 19, 2007

Job Number: C20070419-1233
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20070271559-38	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070271559-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/19/2007 10:59 AM
	Entity Number E0277532007-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HOUSE FLY RENTALS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	NEVADA AGENCY AND TRUST COMPANY Name 50 WEST LIBERTY ST SUITE 880 RENO Nevada 89501 (MANDATORY) Physical Street Address City Zip Code (OPTIONAL) Mailing Address City State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value 75,000,000 Par value per share: $ 0.001 Number of shares without par value
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. ROBERT MCCALL Name 5809 WOODCLIFF MIDLAND MI 48640 Street Address City State Zip Code 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY UNDER THE STATE OF NEVADA
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	ROBERT MCCALL X [signature] Name Signature 5809 WOODCLIFF MIDLAND MI 48640 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date 4-18-2007

This form must be accompanied by appropriate fees